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Prospectus Supplement No. 2                     Filed Pursuant to Rule 424(b)(3)
to Prospectus dated July 13, 2000                     Registration No. 333-40630


                               VIEWCAST.COM, INC.

                     UP TO 1,334,454 SHARES OF COMMON STOCK
                                      AND
            UP TO 140,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

         This Prospectus Supplement supplements the information contained in the Prospectus of ViewCast.com, Inc., dated July 13, 2000, and the Prospectus Supplement No. 1, dated September 15, 2000, and relates to the resale as described herein of the securities covered by the Prospectus by the Selling Securityholder identified herein.

                                                  NUMBER OF SHARES OF OUR COMMON
SELLING SECURITYHOLDER                                    STOCK TO BE SOLD
Sreedeswar Holdings Inc.                                   111,111 Shares



         Sreedeswar Holdings Inc., owns prior to the sale covered by this Prospectus Supplement 111,111 shares of our common stock and will not own any shares of our common stock after the sale of the shares. The shares to be sold by Sreedeswar Holdings Inc., under this Prospectus Supplement will be sold in the NASDAQ SmallCap Market or in over-the-counter markets in accordance with the Plan of Distribution set forth in the Prospectus at prevailing market prices or in negotiated transactions.

          The date of this Prospectus Supplement is October 13, 2000.